Exhibit 31.1

CERTIFICATION

OF

CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, James G. Carlson, Chairman, Chief Executive Officer and President of AMERIGROUP Corporation, certify that:

1.	I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q/A for the three and six month period ended June 30, 2012 of AMERIGROUP Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the periods covered by this report.

Date: August 3, 2012	/s/ JAMES G. CARLSON
James G. Carlson
Chairman, Chief Executive Officer and President